UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2020 (May 28, 2020)
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INTL FCStone Inc.
(Exact name of registrant as specified in its charter)
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Delaware	000-23554	59-2921318
(State of Incorporation)	(Commission File Number)	(IRS Employer ID No.)
155 East 44th Street, Suite 900
New York, NY 10017
(Address of principal executive offices, including Zip Code)
(212) 485-3500
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	INTL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01    Regulation FD Disclosure.
On May 28, 2020, INTL FCStone Inc. (the "Company") issued a press release announcing the pricing of its previously announced offering of Notes (as defined below). A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information furnished pursuant to Item 7.01, including Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 8.01    Other Events.
On May 28, 2020, the Company priced its offering of $350 million in aggregate principal amount of 8.625% Senior Secured Notes due 2025 (the “Notes”) at a purchase price of 98.5% of the aggregate principal amount thereof.
The Company intends to use the net proceeds from the sale of the Notes, together with cash on hand, to (1) fund the cash consideration for the merger of the Company's wholly-owned subsidiary and GAIN Capital Holdings, Inc. (“GAIN”), with GAIN surviving as the Company's wholly-owned subsidiary (the “Merger”), pursuant to the Agreement and Plan of Merger dated as of February 26, 2020 (as may be amended, the “Merger Agreement”), (2) fund the repayment of GAIN’s 5.00% Convertible Senior Notes due 2022 and (3) pay certain related transaction fees and expenses.
Subject to customary closing conditions, the sale of the Notes is expected to close on or about June 11, 2020.
The Company will deposit the gross proceeds from the sale of the Notes into a segregated escrow account until the date that certain escrow release conditions are satisfied. Among other things, the escrow conditions include the consummation of the Merger (subject to the terms and conditions of the Merger Agreement). Prior to the satisfaction of the escrow release conditions, the Notes will not be guaranteed and will be the Company’s senior secured obligations, secured by a first-priority security interest in the escrow account and all deposits and investment property therein.
Following satisfaction of the escrow release conditions, the Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior second lien secured basis, by certain subsidiaries of the Company that guarantee the Company’s senior credit facility and by GAIN and certain of its domestic subsidiaries. Following satisfaction of the escrow release conditions, the Notes and the related guarantees will be secured by liens on substantially all of the Company’s and the guarantors’ assets, subject to certain customary and other exceptions and permitted liens. The liens on the Company’s and the guarantors’ assets that secure the Notes and the related guarantees will be contractually subordinated to the liens on the Company’s and the guarantors’ assets that secure the Company’s and the guarantors’ existing and future first lien secured indebtedness, including indebtedness under the Company’s senior credit facility, as a result of the lien subordination provisions of an intercreditor agreement to be entered into by the collateral agent for the Notes and the agent for the Company’s revolving credit facility. If the Merger has not been consummated on or prior to November 27, 2020 or upon the occurrence of certain other events, the Company will be required to redeem the Notes at a price equal to 100% of the issue price of the Notes, plus accrued and unpaid interest to, but excluding, the redemption date
The timing and completion of the Merger is subject to a number of closing conditions and other risks and uncertainties.
The Notes are being offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain persons outside the United States pursuant to Regulation S under the Securities Act. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the Notes. Any offers of the Notes will be made only by means of a private offering memorandum. The Notes have not been and will not be registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.
Item 9.01    Financial Statements and Exhibits.

Exhibit
Number	Description
99.1	Press Release dated May 28, 2020 (furnished herewith).

Signature
Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

INTL FCStone Inc.
(Registrant)
June 1, 2020	/s/ WILLIAM J. DUNAWAY
(Date)	William J. Dunaway
Chief Financial Officer